SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2003

WESTERN WIRELESS CORPORATION

(Exact name of registrant as specified in charter)

Washington	000-28160	91-1638901

(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3650 131st Avenue S.E. Bellevue, Washington	98006

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(425) 586-8700

(Former name or former address, if changes since last report)

ITEM 9. Regulation FD Disclosure
SIGNATURE

ITEM 9. Regulation FD Disclosure

Western Wireless Corporation (the “Company”) reaffirms its previous guidance for the fiscal year ending December 31, 2003, and continues to expect domestic free cash flow to increase approximately 20% and domestic Adjusted EBITDA to increase in the low double-digit percentages, as compared to 2002. The Company also reaffirms that it continues to expect domestic capital expenditures in 2003 to total approximately $168 million. In addition, the Company reports that net subscriber additions for the quarter ended June 30, 2003 were 15,100. During the quarter the Company implemented a surcharge to each of its subscribers to cover certain costs incurred by the Company to comply with obligations being imposed on wireless telecommunications companies by state and federal governments.

The Company reports its financial results in accordance with United States general accepted accounting principles (“GAAP”). The Company also presents in its quarterly and annual reports certain domestic, international and consolidated non-GAAP financial information, such as free cash flow and Adjusted EBITDA to describe its financial results.

Free Cash Flow

Free cash flow, which the Company has in the past also referred to as unleveraged free cash flow, is a non-GAAP financial measure which the Company defines as net cash provided by (used in) operating activities; (i) less capital expenditures; (ii) adding back interest expense; and (iii) adjusting for changes in operating assets and liabilities and other, net.

The Company views free cash flow as a liquidity measure and, as such, believes that the GAAP financial measure most directly comparable to free cash flow is net cash provided by (used in) operating activities. The Company has presented guidance regarding free cash flow because this financial measure, in combination with Adjusted EBITDA, is an integral part of the Company’s internal reporting system. The Company believes the ability of a company in the wireless industry to generate positive free cash flow has a positive impact on shareholder value. Free cash flow provides an important measurement of the cash generated by the Company after capital reinvestment in its business and is an indicator of the Company’s ability to service its long-term debt and other corporate cash requirements. Free cash flow does not include expenditures for taxes as the Company currently has significant accumulated net operating losses and does not believe it will pay cash income taxes in the near future

Free cash flow should not be construed as an alternative to net income (loss), as determined in accordance with GAAP or as an alternative to net cash provided by (used in) operating activities, as determined in accordance with GAAP. The Company believes free cash flow is useful to investors as a means to evaluate the cash-generating capabilities of the Company, as recurring capital expenditures are required in the wireless industry to sustain its subscriber base and revenue growth. Further, the Company considers trends in free cash flow when making decisions regarding the allocation of financial resources.

Adjusted EBITDA

EBITDA, which the Company has in the past also referred to as cash flow, is a non-GAAP financial measure generally defined as net income (loss) before interest, taxes, depreciation and amortization. However, when the Company uses the non-GAAP financial measure EBITDA it further excludes the following items: (i) discontinued operations; (ii) minority interests in net income (loss) of consolidated subsidiaries; (iii) stock based compensation; (iv) asset dispositions; and (v) equity in net income/(loss) of unconsolidated affiliates, net of tax and other, net. Accordingly, the Company has revised the title “EBITDA” that it has used in the past to “Adjusted EBITDA”. Each of the items excluded from Adjusted EBITDA referenced above is presented in the Company’s Condensed Consolidated Statements of Operations and Comprehensive Loss.

Other companies in the wireless industry may define Adjusted EBITDA in a different manner or present other varying financial measures, and, accordingly, the Company’s presentation may not be comparable to other similarly titled measures of other companies. The Company’s calculation of Adjusted EBITDA is also not directly comparable to EBIT (earnings before interest and taxes) or EBITDA.

The Company views Adjusted EBITDA as an operating performance measure and as such, believes that the GAAP financial measure most directly comparable to Adjusted EBITDA is net income (loss). The Company has presented guidance regarding Adjusted EBITDA because this financial measure, in combination with other financial measures, is an integral part of the Company’s internal reporting system utilized by management to assess and evaluate the performance of its business. Adjusted EBITDA is considered a significant performance measure. It is used by management as a measurement of the Company’s success in obtaining, retaining and servicing customers by reflecting the Company’s ability to generate subscriber revenue while providing a high level of customer service in a cost effective manner. Adjusted EBITDA also enables management to evaluate the Company’s operating performance prior to financing costs, deferred tax charges, non-cash depreciation and amortization expense associated with the capital intensive nature of the Company’s business, and certain other non-cash charges.

Adjusted EBITDA is consistent with certain financial measures used in the Company’s Credit Facility. Such financial measures are key components of several negative covenants including, among others, the limitation on incurrence of indebtedness, the limitations on investments and acquisitions and the limitation on distributions and dividends.

Adjusted EBITDA should not be construed as an alternative to net income (loss), as determined in accordance with GAAP, as an alternative to cash flows from operating activities, as determined in accordance with GAAP, or as a measure of liquidity. The Company believes Adjusted EBITDA is useful to investors as a means to evaluate the Company’s operating performance prior to financing costs, deferred tax charges, non-cash depreciation and amortization expense and certain other non-cash charges. Although Adjusted EBITDA may be defined differently by other companies in the wireless industry, the Company believes that Adjusted EBITDA provides some commonality of measurement in analyzing operating performance of companies in the wireless industry.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These risks include increased levels of competition, restrictions on the Company’s ability to finance its growth, any market changes that would significantly decrease consumer demand for wireless products, changes in technology, changes in, or failure to comply with, governmental regulations, general economic and business conditions, both nationally and in the regions in which the Company operates, and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s public offering prospectuses and its periodic reports filed with the Securities and Exchange Commission. Given these factors, investors and analysts should not place undue reliance on forward-looking statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WIRELESS CORPORATION
(Registrant)

Date: July 8, 2003	By:	/s/ Jeffery A. Christianson

Jeffrey A. Christianson
Senior Vice President and General
Counsel